Exhibit 99.1
News Release
FIS Reports Strong First Quarter Results

•	Revenue of $1.45 billion, up 4.6%; organic growth of 5.3%

•	Margin expansion of 150 basis points, as adjusted

•	EPS of $0.55, as adjusted, up 22.2%

•	Completed debt refinancing, extending duration and reducing average interest rate

JACKSONVILLE, Fla., April 26, 2012 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported financial results for the quarter ended March 31, 2012.

GAAP Results

Revenue from continuing operations increased 4.6% to $1.45 billion in the first quarter of 2012, compared to $1.38 billion in the first quarter of 2011. GAAP net earnings from continuing operations attributable to common stockholders totaled $95.8 million, or $0.32 per diluted share, in the first quarter of 2012, compared to $96.1 million, or $0.31 per diluted share, in the prior year quarter.

Non-GAAP Results

Organic revenue growth, which excludes the impact of foreign currency, was 5.3%. EBITDA, as adjusted, increased 10.3% to $406.1 million in the first quarter of 2012, compared to $368.3 million in the first quarter of 2011. EBITDA margin, as adjusted, increased 150 bps to 28.1% reflecting growth in processing and professional services revenue, diligent cost management and lower integration and severance costs compared to the first quarter of 2011, and a loss in 2011 of approximately $13 million associated with the Sunrise prepaid platform.

Net earnings from continuing operations, as adjusted, totaled $162.2 million, or $0.55 per diluted share, compared to $137.7 million, or $0.45 per diluted share, in the first quarter of 2011. Free cash flow totaled $136.4 million compared to $130.3 million in the prior year quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“We are encouraged by the strong start to the year, which was driven by solid results across all our operating segments,” stated Frank Martire, chairman and chief executive officer of FIS. “We continue to focus on serving our clients, driving organic growth and optimizing performance.”

Segment Information

The following is a discussion of first quarter results by segment:

•	Financial Solutions:

First quarter 2012 Financial Solutions revenue increased 7.0% to $538.9 million compared to $503.7 million in the 2011 quarter, driven by growth in processing revenue, professional services and global commercial services. Financial Solutions EBITDA increased 7.1% to $209.0 million compared to $195.1 million in the first quarter of 2011. The EBITDA margin increased to 38.8% compared to 38.7% in the prior year quarter.

•	Payment Solutions:

First quarter 2012 Payment Solutions revenue increased 2.6% to $630.6 million compared to $614.5 million in the 2011 quarter, driven by strong growth in electronic transactions. Payment Solutions revenue increased 4.2%, excluding the check related businesses, which totaled $107.9 million and$113.0 million in the first quarters of 2012 and 2011, respectively. Payment Solutions EBITDA increased 13.7% to $249.4 million compared to $219.3 million in the 2011 quarter. The EBITDA margin increased 380 bps to 39.5% compared to the prior year quarter, reflecting growth in electronic transactions and continued focus on cost management.

•	International Solutions:

International Solutions revenue increased 3.2% to $276.8 million compared to $268.1 million in the 2011 quarter and increased 7.1% on an organic basis driven by transaction and services growth in Brazil, coupled with growth in Europe, driven primarily by Capco. International Solutions EBITDA increased 5.1% to $51.4 million compared to $48.9 million in the first quarter of 2011, and the EBITDA margin increased 40 bps to 18.6% compared to the prior year quarter.

•	Corporate/Other:

Corporate expense, as adjusted, totaled $103.7 million in the first quarter 2012, compared to $95.0 million in the prior year quarter.

Net interest expense, excluding refinancing costs, totaled $59.4 million in the first quarter of 2012 compared to $68.0 million in the 2011 quarter. The decrease was due primarily to lower borrowing costs, combined with a reduction in total debt outstanding.

The effective tax rate in the first quarter of 2012 was 34% compared to 35% in the first quarter of 2011.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $481.7 million as of March 31, 2012. Debt outstanding totaled approximately $4.8 billion as of March 31, 2012.

Net cash provided by operating activities totaled $203.8 million in the first quarter of 2012 compared to $260.2 million in the first quarter of 2011. The decline was due primarily to a payment of approximately $42 million related to the final settlement of an interest rate swap assumed in the acquisition of Metavante Technologies, Inc. Capital expenditures totaled $65.0 million in the first quarter of 2012, compared to $71.6 million in capital expenditures in the prior year quarter. Free cash flow, excluding settlement activity related to the payments businesses, totaled $136.4 million in the first quarter of 2012 compared to $130.3 million in the 2011 quarter.

During the second quarter of 2012, FIS completed a debt refinancing to extend the overall duration of its outstanding debt, reduce its weighted average interest rates and take additional steps towards attaining investment grade credit ratings. The refinancing included the private offering of $700 million aggregate principal amount of 5.0% senior unsecured notes due March 15, 2022 and the amendment and extension of FIS' existing credit facility. There was no material change to FIS' total leverage as a result of the debt refinancing activities. During the second quarter of 2012, the corporate credit ratings issued by Standard & Poor's and Fitch Ratings were upgraded to BB+ and BBB-, respectively.

2012 Outlook

FIS reiterated its full year 2012 outlook for earnings from continuing operations as provided below.

•	Organic revenue growth of 3% to 5%;

•	EBITDA growth of 5% to 7%, as adjusted;

•	Margin expansion of 40 to 80 basis points, as adjusted;

•	Adjusted net earnings per share from continuing operations of $2.47 to $2.57.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2012. Adjusted EBITDA (2012 comparative data) excludes accelerated vesting of certain stock options and restricted stock grants and for a non-compete and change in role payment. Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition related amortization, debt refinancing costs and accelerated vesting of certain stock options and restricted stock grants and for a non-compete and change in role payment. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization. Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

Conference Call and Webcast

FIS will host a call with investors and analysts to discuss first quarter 2012 results on Thursday, April 26, 2012 beginning at 8:30 a.m. Eastern standard time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website, and a telephone replay will be available through May 10, 2012, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 243390. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 32,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 426 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") earnings per share and margin expansion as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software, or platforms and the reactions of customers, card associations and others to any such future events;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Investor Contact:	Media Contact:
Mary Waggoner, 904.438.6282	Kim Snider, 904.438.6278
Senior Vice President	Vice President
FIS Investor Relations	FIS Global Marketing and Communications
mary.waggoner@fisglobal.com	kim.snider@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
April 26, 2012

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2012 and 2011

Exhibit B	Consolidated Balance Sheets - Unaudited as of March 31, 2012 and December 31, 2011

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2012 and 2011

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2012 and 2011

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months ended March 31, 2012 and 2011

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

	Exhibit A

	Three months ended March 31,
	2012	2011
Processing and services revenues	$1,446.9	$1,383.4
Cost of revenues	1,010.3	996.0
Gross profit	436.6	387.4
Selling, general and administrative expenses	207.1	173.5
Operating income	229.5	213.9
Other income (expense):
Interest expense, net	(59.4)	(68.0)
Other income (expense), net	(20.9)	3.3
Total other income (expense)	(80.3)	(64.7)
Earnings from continuing operations before income taxes	149.2	149.2
Provision for income taxes	50.4	52.3
Earnings from continuing operations, net of tax	98.8	96.9
Earnings (loss) from discontinued operations, net of tax	(8.7)	(3.3)
Net earnings	90.1	93.6
Net (earnings) loss attributable to noncontrolling interest	(3.0)	(0.8)
Net earnings attributable to FIS common stockholders	$87.1	$92.8
Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.33	$0.32
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders*	(0.03)	(0.01)
Net earnings per share-basic attributable to FIS common stockholders *	$0.30	$0.31
Weighted average shares outstanding-basic	289.7	301.5
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.32	$0.31
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.03)	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.29	$0.30
Weighted average shares outstanding-diluted	295.4	308.7
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$95.8	$96.1
Earnings (loss) from discontinued operations, net of tax	(8.7)	(3.3)
Net earnings attributable to FIS common stockholders	$87.1	$92.8

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$481.7	$415.5
Settlement deposits	31.7	43.9
Trade receivables, net	889.3	858.5
Settlement receivables	87.4	78.1
Other receivables	35.5	40.1
Due from related parties	59.4	56.9
Prepaid expenses and other current assets	127.4	117.1
Deferred income taxes	55.2	72.6
Total current assets	1,767.6	1,682.7
Property and equipment, net	414.4	414.5
Goodwill	8,545.5	8,542.8
Intangible assets, net	1,842.7	1,903.3
Computer software, net	878.0	881.5
Deferred contract costs	249.2	246.4
Other noncurrent assets	207.0	177.1
Total assets	$13,904.4	$13,848.3

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$523.3	$641.5
Due to Brazilian venture partner	37.7	36.5
Settlement payables	140.9	141.2
Current portion of long-term debt	115.7	259.2
Deferred revenues	287.0	276.5
Total current liabilities	1,104.6	1,354.9
Deferred revenues	51.0	55.9
Deferred income taxes	878.2	872.5
Long-term debt, excluding current portion	4,728.4	4,550.6
Due to Brazilian venture partner	50.3	50.6
Other long-term liabilities	324.8	312.6
Total liabilities	7,137.3	7,197.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,202.5	7,224.7
Retained earnings	1,908.7	1,880.4
Accumulated other comprehensive earnings	63.0	36.3
Treasury stock	(2,563.0)	(2,642.2)
Total FIS stockholders’ equity	6,615.0	6,503.0
Noncontrolling interest	152.1	148.2
Total equity	6,767.1	6,651.2
Total liabilities and equity	$13,904.4	$13,848.3

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net earnings	$90.1	$93.6
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	158.1	154.4
Amortization of debt issue costs	21.4	3.6
Stock-based compensation	26.3	15.4
Deferred income taxes	19.0	21.4
Excess income tax benefit from exercise of stock options	(7.0)	(4.9)
Other operating activities, net	—	(4.5)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(21.1)	—
Settlement activity	2.4	58.3
Prepaid expenses and other assets	(6.1)	(17.6)
Deferred contract costs	(17.9)	(18.2)
Deferred revenue	3.3	1.3
Accounts payable, accrued liabilities and other liabilities	(64.7)	(42.6)
Net cash provided by operating activities	203.8	260.2

Cash flows from investing activities:
Additions to property and equipment	(24.2)	(20.4)
Additions to computer software	(40.8)	(51.2)
Net proceeds from sale of assets	—	5.9
Acquisitions, net of cash acquired	—	(12.8)
Net cash used in investing activities	(65.0)	(78.5)

Cash flows from financing activities:
Borrowings	4,631.7	2,732.2
Repayment of borrowings and capital lease obligations	(4,598.5)	(2,912.7)
Debt issuance costs	(44.5)	—
Excess income tax benefit from exercise of stock options	7.0	4.9
Proceeds from exercise of stock options, net of tax withholding	124.7	51.5
Treasury stock purchases	(136.0)	—
Dividends paid	(58.8)	(15.2)
Other financing activities, net	(1.4)	(0.8)
Net cash used in financing activities	(75.8)	(140.1)

Effect of foreign currency exchange rate changes on cash	3.2	4.5

Net increase (decrease) in cash and cash equivalents	66.2	46.1
Cash and cash equivalents, at beginning of period	415.5	338.0
Cash and cash equivalents, at end of period	$481.7	$384.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended March 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$538.9	$630.6	$276.8	$0.6	$1,446.9
Operating income (loss)	$168.3	$226.1	$33.0	$(197.9)	$229.5
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	63.1	63.2
Non GAAP operating income (loss)	168.3	226.1	33.1	(116.3)	311.2

Depreciation and amortization from continuing operations	40.7	23.3	18.3	12.6	94.9
Adjusted EBITDA	$209.0	$249.4	$51.4	$(103.7)	$406.1

Non GAAP operating margin	31.2%	35.9%	12.0%	N/M	21.5%

Adjusted EBITDA margin	38.8%	39.5%	18.6%	N/M	28.1%

	Three months ended March 31, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$503.7	$614.5	$268.1	$(2.9)	$1,383.4
Operating income (loss)	$156.2	$196.0	$30.5	$(168.8)	$213.9
Purchase price amortization	0.1	0.1	0.1	63.7	64.0
Non GAAP operating income (loss)	156.3	196.1	30.6	(105.1)	277.9
Depreciation and amortization from continuing operations	38.8	23.2	18.3	10.1	90.4
Adjusted EBITDA	$195.1	$219.3	$48.9	$(95.0)	$368.3

Non GAAP operating margin	31.0%	31.9%	11.4%	N/M	20.1%

Adjusted EBITDA margin	38.7%	35.7%	18.2%	N/M	26.6%

Total revenue growth from prior year period
Three months ended March 31, 2012	7.0%	2.6%	3.2%	N/M	4.6%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES - UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net cash provided by operating activities	$203.8	$260.2
Capital expenditures	(65.0)	(71.6)

	138.8	188.6
Settlement activity	(2.4)	(58.3)
Free cash flow (1)	$136.4	$130.3

(1)	Free cash flow is defined as cash flow from operating activities less capital expenditures and excludes the net change in settlement assets and obligations.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Exhibit E

	Three months ended
	March 31,
	2012	2011

Net earnings from continuing operations attributable to FIS	$95.8	$96.1
Plus provision for income taxes	50.4	52.3
Interest expense, net	59.4	68.0
Other, net	23.9	(2.5)

Operating income	229.5	213.9

Stock and other compensation charges	18.5	—
Purchase price amortization	63.2	64.0

Non GAAP operating income	311.2	277.9

Depreciation and amortization from continuing operations	94.9	90.4
Adjusted EBITDA	$406.1	$368.3

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended March 31, 2012
		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (1)	Refinance (2)	Subtotal	Amort. (3)	Non-GAAP
Processing and services revenue	$1,446.9	$—	$—	$1,446.9	$—	$1,446.9
Cost of revenues	1,010.3	—	—	1,010.3	(63.2)	947.1
Gross profit	436.6	—	—	436.6	63.2	499.8
Selling, general and administrative	207.1	(18.5)	—	188.6	—	188.6
Operating income (loss)	229.5	18.5	—	248.0	63.2	311.2
Other income (expense):
Interest income (expense), net	(59.4)	—	—	(59.4)	—	(59.4)
Other income (expense), net	(20.9)	—	18.4	(2.5)	—	(2.5)
Total other income (expense)	(80.3)	—	18.4	(61.9)	—	(61.9)
Earnings (loss) from continuing operations before income taxes	149.2	18.5	18.4	186.1	63.2	249.3
Provision for income taxes	50.4	6.2	6.2	62.8	21.3	84.1
Earnings (loss) from continuing operations, net of tax	98.8	12.3	12.2	123.3	41.9	165.2
Earnings (loss) from discontinued operations, net of tax (4)	(8.7)	—	—	(8.7)	—	(8.7)
Net earnings (loss)	90.1	12.3	12.2	114.6	41.9	156.5
Net (earnings) loss attributable to noncontrolling interest	(3.0)	—	—	(3.0)	—	(3.0)
Net earnings (loss) attributable to FIS common stockholders	$87.1	$12.3	$12.2	$111.6	$41.9	$153.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$95.8	$12.3	$12.2	$120.3	$41.9	$162.2
Earnings (loss) from discontinued operations, net of tax (4)	(8.7)	—	—	(8.7)	—	(8.7)
Net earnings (loss) attributable to FIS common stockholders	$87.1	$12.3	$12.2	$111.6	$41.9	$153.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.32	$0.04	$0.04	$0.41	$0.14	$0.55
Weighted average shares outstanding — diluted	295.4	295.4	295.4	295.4	295.4	295.4

Effective tax rate	34%					34%

Supplemental information:
Depreciation and amortization				$158.1	(63.2)	$94.9
Stock compensation expense, excluding acceleration charges						$18.0
Stock acceleration charges						8.3
Total stock compensation expense						$26.3

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Three months ended March 31, 2011

		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$1,383.4	$—	$1,383.4
Cost of revenues	996.0	(64.0)	932.0
Gross profit	387.4	64.0	451.4
Selling, general and administrative	173.5	—	173.5
Operating income	213.9	64.0	277.9
Other income (expense):
Interest income (expense), net	(68.0)	—	(68.0)
Other income (expense), net	3.3	—	3.3
Total other income (expense)	(64.7)	—	(64.7)
Earnings (loss) from continuing operations before income taxes	149.2	64.0	213.2
Provision for income taxes	52.3	22.4	74.7
Earnings (loss) from continuing operations, net of tax	96.9	41.6	138.5
Earnings (loss) from discontinued operations, net of tax (4)	(3.3)	—	(3.3)
Net earnings (loss)	93.6	41.6	135.2
Net (earnings) loss attributable to noncontrolling interest	(0.8)	—	(0.8)
Net earnings (loss) attributable to FIS common stockholders	$92.8	$41.6	$134.4

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$96.1	$41.6	$137.7
Earnings (loss) from discontinued operations, net of tax (4)	(3.3)	—	(3.3)
Net earnings (loss) attributable to FIS common stockholders	$92.8	$41.6	$134.4

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.31	$0.13	$0.45
Weighted average shares outstanding — diluted	308.7	308.7	308.7

Effective tax rate	35%		35%

Supplemental information:
Depreciation and amortization	$154.4	(64.0)	$90.4
Stock compensation expense, excluding acceleration charges			$15.4
Stock acceleration charges			—
Total stock compensation expense			$15.4

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2012 and 2011.

The adjustments are as follows:

(1)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(2)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(3)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(4)
During the 2012 and 2011 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation. Participacoes had losses, net of tax of $8.7 million and $3.3 million during the three months ended March 31, 2012 and 2011.